UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2022, Elizabeth O’Farrell provided notice to the Board of Directors (the “Board”) of Inhibikase Therapeutics, Inc. (the “Company”) of her intention to retire from the Board, effective immediately. Ms. O’Farrell’s retirement from the Board was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Following Ms. O’Farrell’s resignation, on September 1, 2022, the Board appointed Gisele Dion to serve as a Class III member of the Board. Ms. Dion will hold this position until the next annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. Ms. Dion will serve as chair of the Audit Committee and a member of the Compensation Committee.

Ms. Dion, age 56, has served as a member of the Board of Directors of Cytek Biosciences, Inc. since March 2021. Ms. Dion was the Senior Advisor to the Chief Financial Officer of Takeda Pharmaceutical Ltd. (“Takeda”), a pharmaceutical company, from March 2021 to June 2021. Prior to that, she served as the Senior Vice President, Chief Accounting Officer and Corporate Controller at Takeda from January 2019 to March 2021. From January 2016 to January 2019, when it was acquired by Takeda, Ms. Dion was the Senior Vice President, Chief Accounting Officer and Corporate Controller at Shire Pharmaceuticals LLC, a biopharmaceutical company. Ms. Dion holds a B.S. in Accounting and Management Information Systems from Fairfield University.

Pursuant to the terms of the director offer letter agreement, effective September 1, 2022 (the “Director Offer Letter”), between the Company and Ms. Dion, Ms. Dion will receive annual cash compensation of $65,000 (pro-rated for the current year) as payment for her services as a member of the Board, chair of the Audit Committee and member of the Compensation Committee of the Board in accordance with the Company’s standard non-employee director compensation program. In addition, on September 1, 2022, Ms. Dion received an initial stock option grant of 60,000 option shares with 50% vesting on each of the first two anniversaries of such grant date pursuant to the terms of the Director Offer Letter and the Company’s non-employee director compensation program. The foregoing description of the Director Offer Letter does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the Director Offer Letter, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no transactions between Ms. Dion and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Dion’s appointment to the Board was not in connection with any agreement with any party.

Item 7.01	Regulation FD Disclosure.

On September 1, 2022, the Company issued a press release announcing the matters described above and is attached hereto as Exhibit 99.1. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of Director Offer Letter

99.1	Press Release, dated September 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer